Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated July 14, 2008 relating to our audit of the consolidated financial statements of Grand Avenue Incorporated and subsidiaries as of December 31, 2007 and 2006 and for the years ended December 31, 2007, 2006 and 2005, which appear in the Current Report on Form 8-K/A (Amendment No. 1) of Metalico, Inc. dated July 15, 2008.

/s/ Bober, Markey, Fedorovich & Company Akron, Ohio
December 9, 2008